UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported) December 22, 2015

Jones Lang LaSalle Income Property Trust, Inc.
(Exact name of registrant as specified in its charter)

Maryland	000-51948	20-1432284
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS employer Identification No.)

333 West Wacker Drive, Chicago, IL		60606
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (312) 897-4000
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K/A filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note:  This Form 8-K/A amends and supplements the registrant’s Form 8-Ks filed on November 5, 2015 and December 28, 2015 to include the financial statements required by Item 9.01(a) and the pro forma financial information required by Item 9.01(b) of Form 8-K for the Company's acquisitions of the NYC Retail Portfolio and Maui Mall.

The unaudited pro forma financial statements included in this Form 8-K/A are presented in accordance with Article 11 of Regulation S-X promulgated by the United States Securities and Exchange Commission (the “SEC”) to give effect to the purchase of Maui Mall, the NYC Retail Portfolio and the additional acquisitions and dispositions the Company has completed or expects to complete. The Company is also including audited financial statements within Item 9.01 of this Form 8-K/A for acquisitions that occurred during 2015 as required by Rule 3-14 of Regulation S-X.
Item 9.01 - Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired

Page
Maui Mall Historical Summary:
Independent Auditor's Report	5
Statements of Revenues and Certain Expenses for the Nine Months Ended September 30, 2015 (Unaudited) and the Year Ended December 31, 2014	6
Notes to Statements of Revenues and Certain Expenses for the Nine Months Ended September 30, 2015 (Unaudited) and the Year Ended December 31, 2014	7

MIRELF IV NYC Core Retail Liquidity AIV, LP and Subsidiary Historical Summary:
The financial statements of MIRELF IV NYC Core Retail Liquidity AIV, LP and Subsidiary present a 40.8% ownership interest in a portfolio of 15 retail properties (the "NYC Retail Portfolio"). The Company's ownership interest in the portfolio of 15 retail properties would equate to an approximate 14% interest.

Report of Independent Auditors	9
Consolidated Statement of Assets, Liabilities and Capital as of September 30, 2015 (Unaudited) and December 31, 2014	10
Consolidated Schedule of Investments as of September 30, 2015 (Unaudited) and December 31, 2014	11
Consolidated Statement of Operations for the Period Ended September 30, 2015 (Unaudited) and the Year Ended December 31, 2014	12
Consolidated Statement of Changes in Capital for the Period Ended September 30, 2015 (Unaudited) and the Year Ended December 31, 2014	13
Consolidated Statement of Cash Flows for the Period Ended September 30, 2015 (Unaudited) and the Year Ended December 31, 2014	14
Notes to Consolidated Financial Statements	15

DFW Distribution Center Historical Summary:
Independent Auditor's Report	21
Statements of Revenues and Certain Expenses for the Three Months Ended March 31, 2015 (Unaudited) and the Year Ended December 31, 2014	22
Notes to Statements of Revenues and Certain Expenses for the Three Months Ended March 31, 2015 (Unaudited) and the Year Ended December 31, 2014	23

Townlake of Coppell Historical Summary:
Independent Auditor's Report	25
Statements of Revenues and Certain Expenses for the Three Months Ended March 31, 2015 (Unaudited) and the Year Ended December 31, 2014	26
Notes to Statements of Revenues and Certain Expenses for the Three Months Ended March 31, 2015 (Unaudited) and the Year Ended December 31, 2014	27

(b) Pro Forma Financial Information - The following unaudited pro forma financial statements of the Company are submitted at the end of this Current Report on Form 8-K/A and are filed herewith and incorporated herein by reference:

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JONES LANG LASALLE INCOME PROPERTY TRUST, INC.

By:	/s/ GREGORY A. FALK
Name: Gregory A. Falk
Title: Chief Financial Officer
Date: January 12, 2016

Independent Auditors’ Report
The Board of Directors and Stockholders
Jones Lang LaSalle Income Property Trust, Inc.:
We have audited the accompanying statements of revenues and certain expenses of Maui Mall for the year ended December 31, 2014, and the related notes (the Historical Summary).
Management’s Responsibility for the Historical Summary
Management is responsible for the preparation and fair presentation of this Historical Summary in accordance with U.S. generally accepted accounting principles; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of the Historical Summary that are free from material misstatement, whether due to fraud or error.
Auditors’ Responsibility
Our responsibility is to express an opinion on the Historical Summary based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free from material misstatement.
An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the Historical Summary. The procedures selected depend on the auditors’ judgment, including the assessment of the risks of material misstatement of the Historical Summary, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the Historical Summary in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the Historical Summary.
We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.
Opinion
In our opinion, the Historical Summary referred to above presents fairly, in all material respects, the revenues and certain expenses described in note 2 of the Maui Mall for the year ended December 31, 2014, in accordance with U.S. generally accepted accounting principles.
Emphasis of Matter
We draw attention to note 2 to the Historical Summary, which describes that the accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in the filing of Form 8-K of Jones Lang LaSalle Income Property Trust, Inc.) and are not intended to be a complete presentation of Maui Mall’s revenues and expenses. Our opinion is not modified with respect to this matter.
/s/ KPMG LLP
Chicago, Illinois
December 22, 2015

MAUI MALL
STATEMENTS OF REVENUES AND CERTAIN EXPENSES

(dollars in thousands)	Nine Months Ended September 30, 2015 (unaudited)	Year Ended December 31, 2014

Revenues:
Minimum rents	$2,524	$3,272
Tenant recoveries and other revenue	1,865	2,293

Total revenues	4,389	5,565

Certain Expenses:
Real estate taxes	290	341
Property operating	1,109	1,243
Management fees	127	170

Total certain expenses	1,526	1,754

Revenues in excess of certain expenses	$2,863	$3,811

See accompanying notes to the statements of revenues and certain expenses.

MAUI MALL
NOTES TO THE STATEMENTS OF REVENUES AND CERTAIN EXPENSES FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2015 (UNAUDITED) AND FOR THE YEAR ENDED DECEMBER 31, 2014

1. Organization

On December 22, 2015, Jones Lang LaSalle Income Property Trust, Inc. (the “Company”) acquired LIPT East Kaahumanu Avenue, LLC, (“Maui Mall” or the “Property”) a 257,000 square foot retail center located in Kahului, Hawaii. Aggregate purchase price for the Property was approximately $96 million, exclusive of transfer taxes, due diligence expenses, and other closing costs. The Company funded the acquisition using proceeds from its continuous public offering.

2. Basis of Presentation

The accompanying statements of revenues and certain expenses have been prepared for the purpose of complying with Rule 3-14 of Regulation S-X promulgated by the Securities and Exchange Commission and are not intended to be a complete presentation of the actual operations for Maui Mall for the period presented. The statements exclude certain expenses such as interest, depreciation and amortization, professional fees, and other costs not directly related to the future operations of the Property that may not be comparable to the expenses expected to be incurred in future operations. Management is not aware of any material factors relating to these properties which would cause the reported financial information not to be necessarily indicative of future operating results.

The unaudited statement of revenues and certain expenses for the period from January 1, 2015 through September 30, 2015 contains, in the opinion of management, all adjustments necessary for a fair presentation of the interim statement. All such adjustments are of a normal and recurring nature. The results of operations for the interim period are not necessarily indicative of the results to be expected for a full year of operations of the Property.

3. Summary of Significant Accounting Policies

Revenue and Expense Recognition

Rental revenue is recorded when due from the tenant based upon the lease terms and is recognized on a straight-line basis over the term of the lease. Tenant recoveries include payments from the tenant for taxes and other property operating expenses and are recognized as revenue in the same period the related expenses are incurred.

Property operating expenses represent the direct expenses of operating Maui Mall and include repairs and maintenance, insurance, and other property expenses that are expected to continue in the ongoing operation of the Property. Management fees of 2.5 percent of rental revenue are paid to a third party manager. Expenditures for maintenance and repairs are charged to operations as incurred.

Use of Estimates

The preparation of the statements of revenues and certain expenses in conformity with U.S. generally accepted accounting principles requires the Company to make estimates and assumptions that affect the reported amounts of revenues and certain expenses during the periods presented. Actual results could differ from these estimates.

4. Future Minimum Rental Revenues

Future minimum rental revenues, excluding tenant reimbursement of expenses, under non-cancelable operating leases in effect as of December 31, 2014, are as follows in thousands:

Amount
2015	$3,562
2016	3,987
2017	3,474
2018	3,260
2019	3,115
Thereafter	20,208
Total	$37,606

Tenant reimbursements of operating expenses are included in tenant recoveries and other revenue in the accompanying financial statement of revenues and certain expenses.

As of December 31, 2014, the Maui Mall was 83% (unaudited) leased. The following table exhibits those tenants who accounted for greater than 10% of minimum rental revenues for the year ended December 31, 2014:

Tenant	Industry	Lease Commencement	Lease Expiration	% of 2014 Minimum Rents
Whole Foods	Supermarket	February 2010	February 2030	16.2%
Maui Mall Megaplex	Retail	May 1998	May 2024	11.9%
County of Maui	Retail	December 2000	December 2016	10.3%

The leases above contain lease renewal options for various periods under varying terms that may be different from the existing lease terms.

5. Commitments and Contingencies

Commitments and contingencies include the usual obligations of a real estate property in the normal course of business. In management’s opinion, these matters are not expected to have a material adverse effect on Maui Mall’s future operating results.

6. Subsequent Events

Management has evaluated the events and transactions that have occurred through December 22, 2015 the date which the statements of revenue and certain expenses were available to be issued.

Report of Independent Auditors

To the Partners of
MIRELF IV NYC Core Retail Liquidity AIV, LP and Subsidiary

We have audited the accompanying consolidated financial statements of MIRELF IV NYC Core Retail Liquidity AIV, LP and Subsidiary (collectively the “Partnership”), which comprise the consolidated statement of assets, liabilities and capital, including the schedule of investments, as of December 31, 2014, and the related consolidated statements of operations, changes in capital and cash flows for the year then ended, and the related notes to the consolidated financial statements.
Management’s Responsibility for the Financial Statements
Management is responsible for the preparation and fair presentation of these financial statements in conformity with U.S. generally accepted accounting principles; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free of material misstatement, whether due to fraud or error.
Auditor’s Responsibility
Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.
An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.
We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.
Opinion
In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of MIRELF IV NYC Core Retail Liquidity AIV, LP and Subsidiary at December 31, 2014, and the consolidated results of their operations, changes in their capital and their cash flows for the year then ended, in conformity with U.S. generally accepted accounting principles.

/s/ Ernst & Young LLP
New York, New York
March 13, 2015

MIRELF IV NYC Core Retail Liquidity AIV, LP and Subsidiary
(a limited partnership)

Consolidated Statement of Assets, Liabilities and Capital
September 30, 2015 (Unaudited) and December 31, 2014

	(Unaudited)
	September 30, 2015	December 31, 2014

ASSETS

Investments in Real Estate Ventures (Cost at 2015: $104,704,318; Cost at 2014 $104,704,318)	$245,580,000	$237,740,000
Other Receivables	—	1,677,496
Cash	4,950,549	1,540,640

Total assets	$250,530,549	$240,958,136

LIABILITIES AND CAPITAL

Accrued Expenses	$22,976	$228,949

Total liabilities	22,976	228,949

Partners' Capital	250,382,573	240,604,187

Noncontrolling Interest	125,000	125,000

Total Capital	250,507,573	240,729,187

Total liabilities and capital	$250,530,549	$240,958,136

See Notes to Consolidated Financial Statements

MIRELF IV NYC Core Retail Liquidity AIV, LP and Subsidiary
(a limited partnership)

Consolidated Schedule of Investments
September 30, 2015 (Unaudited) and December 31, 2014

September 30, 2015
Investment	Location	Asset Type	Total Asset Size	Date of Acquisition	Ownership %	Cost	Fair Value	% of Capital
Forest City New York Core Retail Portfolio (a)	New York Metro Area	Retail	2,651,000 sf	March 2011	40.8%	$104,704,318	$245,580,000	98.0%

December 31, 2014
Investment	Location	Asset Type	Total Asset Size	Date of Acquisition	Ownership %	Cost	Fair Value	% of Capital
Forest City New York Core Retail Portfolio (a)	New York Metro Area	Retail	2,649,909 sf	March 2011	40.8%	$104,704,318	$237,740,000	98.8%

(a) Forest City New York Core Retail Portfolio is owned by MIRELF IV NYC Core Retail Liquidity AIV, LP and other affiliated entities. Total ownership, including affiliates, is 49.0%.

See Notes to Consolidated Financial Statements

MIRELF IV NYC Core Retail Liquidity AIV, LP and Subsidiary
(a limited partnership)

Consolidated Statement of Operations
For the Period Ended September 30, 2015 (Unaudited) and the Year Ended December 31, 2014

	(Unaudited)
	Period Ended	Year Ended
	September 30, 2015	December 31, 2014
Revenues:

Dividend income	$5,573,449	$5,373,901
Interest income	—	15,455

Total revenue	5,573,449	5,389,356

Expenses:

Asset management fees	726,029	1,971,706
Professional fees	224,752	238,317
General and administrative	37,896	66,027
Insurance	21,907	23,411
Total expenses	1,010,584	2,299,461

Asset management fee reimbursement (Note 5)	(189,456)	—

Net expenses	821,128	2,299,461

Net investment income	4,752,321	3,089,895

Net change in unrealized gain on investments in real estate ventures	7,840,000	72,111,207

Net income	12,592,321	75,201,102

Less: net income attributable to the noncontrolling interest	(7,812)	(15,625)

Net income attributable to Partners	$12,584,509	$75,185,477

See Notes to Consolidated Financial Statements

MIRELF IV NYC Core Retail Liquidity AIV, LP and Subsidiary
(a limited partnership)

Consolidated Statement of Changes in Capital
For the Period Ended September 30, 2015 (Unaudited) and the Year Ended December 31, 2014

	General	Limited Partners	Limited Partners	Noncontrolling
	Partner	(Class A)	(Class B)	Interest	Total

Balance at January 1, 2014	$3,778,109	$116,725,496	$78,370,423	$125,000	$198,999,028

Distributions	(408,437)	(20,013,414)	(13,033,467)	(15,625)	(33,470,943)

Net income	870,931	42,675,612	31,638,934	15,625	75,201,102

Carried interest	2,407,290	—	(2,407,290)	—	—

Balance at December 31, 2104	$6,647,893	$139,387,694	$94,568,600	$125,000	$240,729,187

Distributions	(28,000)	(1,372,000)	(1,406,123)	(7,812)	(2,813,935)

Net income	149,508	7,325,880	5,109,121	7,812	12,592,321

Carried interest	385,248	—	(385,248)	—	—

Capital account reallocation (Note 5)	919,392	(919,392)	—	—	—

Balance at September 30, 2015	$8,074,041	$144,422,182	$97,886,350	$125,000	$250,507,573

See Notes to Consolidated Financial Statements

MIRELF IV NYC Core Retail Liquidity AIV, LP and Subsidiary
(a limited partnership)

Consolidated Statement of Cash Flows
For the Period Ended September 30, 2015 (Unaudited) and the Year Ended December 31, 2014

	(Unaudited)
	Period Ended	Year Ended
	September 30, 2015	December 31, 2014
Cash Flows From Operating Activities:

Net income	$12,592,321	$75,201,102

Adjustments to reconcile net income to net cash provided by operating activities:	(7,840,000)	(72,111,207)
Net change in unrealized gain on investments in real estate ventures
Changes in operating assets and liabilities:
Decrease/Increase in accrued expenses	(205,973)	76,815
Decrease in due from related party	—	672,546
Decrease/Increase in other receivables	1,677,496	(1,677,496)
Proceeds from refinancing of real estate venture	—	28,301,207

Net cash provided by operating activities	6,223,844	30,462,967

Cash Flows From Financing Activities
Distributions to partners	(2,806,123)	(33,455,318)
Distributions to non-controlling interest	(7,812)	(15,625)

Net cash used in financing activities	(2,813,935)	(33,470,943)

Net decrease in cash	3,409,909	(3,007,976)

Cash:
Beginning	1,540,640	4,548,616

Ending	$4,950,549	$1,540,640

See Notes to Consolidated Financial Statements

MIRELF IV NYC Core retail Liquidity AIV, LP and Subsidiary
(a limited partnership)
Notes to Consolidated Financial Statements

Note 1.    Organization and Principal Business Activities

MIRELF IV NYC Core Retail Liquidity AIV, LP (the “Partnership”) is a limited partnership formed pursuant to the laws of the State of Delaware on March 28, 2011, in accordance with the Limited Partnership Agreement (“Partnership Agreement”). Madison International Holdings IV, LLC is the general partner of the Partnership (the “General Partner”). As of September 30, 2015 (unaudited) and December 31, 2014, the Partnership has capital commitments of $87,425,285 from Class A partners, capital commitments of $62,800,000 from Class B partners and $669,071 of capital commitments from the General Partner. Class A partners are limited partners in Madison International Real Estate Liquidity Fund IV, LP, whose commitments were assigned to the Partnership. Class B partners are co-investors, whose commitments were made for the express purpose of making an investment in the Partnership. The primary purpose of the Partnership is to make an equity investment in the acquisition of a portion of the equity interest in a portfolio of 15 core retail properties in and around New York City and directly or indirectly to hold for investment, oversee the liquidation or other disposition of and otherwise manage and exercise all of the rights of an owner of the Investment and its assets, and to do any and all other acts or things which the General Partner may determine are incidental or necessary thereto.

As of September 30, 2015 (unaudited) and December 31, 2014, the Partnership has called $150,894,356 or 100% of the total capital commitments.

Note 2.    Summary of Significant Accounting Policies

Basis of Presentation. The accompanying consolidated financial statements of the Partnership have been prepared in accordance with U.S. generally accepted accounting principles (“GAAP”) pursuant to which investments in real estate ventures are presented on a fair value basis. The Partnership qualifies as an Investment Company as defined in Accounting Standard Codification 946, Financial Services-Investment Companies. The consolidated financial statements include the accounts of the Partnership and its wholly owned subsidiary, which are used to facilitate the acquisition of investments.

Allocation of profits and losses. The General Partner shall allocate profits and losses and make cash distributions in accordance with the Partnership Agreement. The capital account balances at September 30, 2015 (unaudited) and December 31, 2014, respectively, represent each Partners’ cumulative contributions, allocation of profits, losses and cash distributions received pursuant to the distribution priority described in the Partnership Agreement. In addition, the capital account balances at September 30, 2015 (unaudited) and December 31, 2014 reflect each Partners’ share of cash which would be distributed to the Partners under a hypothetical liquidation of the Partnership at net book value as of September 30, 2015 (unaudited) and December 31, 2014, respectively.

Use of Estimates. The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the consolidated financial statements and accompanying notes. Actual results could differ from those estimates. The most significant estimates and assumptions for the Partnership relate to the valuation of the investments in real estate ventures.

Interim Financial Statements (unaudited). The combined financial statements have been prepared by the Partnership, without audit. In the opinion of the General Partner, all adjustments (which include only normal recurring adjustments) necessary to present the financial condition, results of operations, and cash flows at September 30, 2015 have been made. The results of operations for the period ended September 30, 2015 are not necessarily indicative of the operating results for a full year.

Cash. The Partnership maintains its cash accounts with financial institutions which, at times, may exceed federally insured limits. The Partnership has not experienced any losses on these accounts.

Income Taxes. No provision for income taxes has been made in the consolidated financial statements since the income or loss from the Partnership is allocated to each partner in accordance with the provisions mandated by the Partnership Agreement, and is passed through directly to each partner and reported on their individual tax returns.

The Partnership evaluates the uncertainties of tax positions taken or expected to be taken on a return based on the probability of whether the position taken will be sustained upon examination by taxing authorities. The Partnership uses a more-likely-than-not threshold for recognition and derecognition of tax positions taken or to be taken on a tax return. In accordance with the accounting guidance on the accounting for uncertainty in income taxes, the Partnership assessed its tax positions as of September 30, 2015 (unaudited) and December 31, 2014 for all open tax years. The Partnership concluded that it has no material uncertain tax liabilities to be recognized at this time.

Revenue Recognition. Operating distributions received by the Partnership are reported on the consolidated statement of operations as dividend income. Interest income from bank accounts is recorded on an accrual basis.

Noncontrolling interest. A noncontrolling interest in a subsidiary is an ownership interest in the combined entity that should be reported as equity in the combined financial statements. Combined net income is reported at amounts attributable to both the controlling and the noncontrolling interest. The Partnership presents non-controlling interest as equity in the combined financial statements.

Investment Valuation. The Partnership’s investments are composed of various equity interests in real estate ventures. These investments are accounted for at estimated fair value and reflect the Partnership’s allocable share of the fair value of each investment. The General Partner has estimated a value for each investment based upon available information concerning the market for real property investments including, but not limited to, the estimated liquidation value of investments, the value of comparable assets, the replacement costs and the income and cash flows expected to be generated by the investment. Specifically, fair value is the cost of the investment, net of distributions of capital from its acquisition date through the date of the financial statements, plus an estimate of any unrealized appreciation or depreciation.

Valuation methods for investments in real estate ventures may include, but are not limited to, the following:

1)
Discounted Cash Flows - forecasts of future net cash flows during the holding period, anticipated net proceeds from the sale, disposition or resolution of the investment, discounted at prevailing market rates;

2)	Income Capitalization - prevailing market capitalization rates or earnings multiples applied to stabilized income or adjusted earnings from the investment and other observable market data;

3)	Sales Comparable - recent sales of comparable investments; and

4)	Offer Price - sale negotiations and bona fide purchase offers, contracts received from independent parties, or estimated proceeds from sold assets.

ASC 820, Fair Value Measurements and Disclosures, clarifies the definition of fair value for financial reporting, established a framework for measuring fair value and requires additional disclosures about the use of the fair value measurements. This standard defines fair value as the price that the Partnership would receive upon selling an investment in an orderly transaction between market participants in the principal or most advantageous market at the measurement date. The standard established a three-level hierarchy based on inputs to fair value measurements. Inputs refer broadly to the assumptions that market participants would use in pricing the investment, including assumptions about risk.

The three levels of the fair value hierarchy under this standard are described below:

· Level 1 - Unadjusted quoted prices in active markets for identical investments that the Partnership has the ability to access at the measurement date. This level of the fair value hierarchy provides the most reliable evidence of fair value and is used to measure fair value whenever available.

· Level 2 - Inputs other than quoted prices included within Level 1 that are observable for the investment, either directly or indirectly. These inputs include quoted prices for similar investments in active markets, quoted prices for identical or similar investments in markets that are not active, and inputs other than quoted prices that are observable for the investment. These are inputs that are derived principally from or corroborated by observable market data by correlation or other means.

· Level 3 - Inputs that are unobservable inputs for the investments that are used to measure fair value when observable inputs are not available. Unobservable inputs reflect the Partnership’s own assumptions about the assumptions that market participants would use in pricing the investment. These are inputs that are developed based on the best information available in the circumstances, which might include the Partnership’s own data.

Because of the inherent uncertainty of real estate valuations related to assumptions regarding highest and best use, capitalization rates, discount rates, leasing and other factors, the estimated fair values reflected in the consolidated financial statements may differ significantly from values that would be determined by negotiation between independent parties in sales transactions, and the difference could be material. These valuations are generally classified within Level 3 of the valuation hierarchy.

Level 3 valuations are derived by first determining the valuation at the underlying property, typically by performing an internal valuation. Factors impacting value may include, but are not limited to, changes in the macroeconomic environment (interest rates, etc), change in local property markets (cap rates, etc.) or changes in property level performance (operating statements, rent rolls, etc.). The General Partner will assess the value of the underlying property through information obtained from the sponsor and other external sources including financial statements, rent rolls, operating statements, current market data, comparable property sales, and additional property level and sponsor due diligence.

Once a property level valuation is completed, the General Partner will make adjustments to deduct property debt and selling expenses from the projected residual proceeds. The General Partner then applies its ownership percentage to the adjusted value consistent with the partnership waterfall calculation including accrued preferred returns, liquidation expenses, etc. This will determine each investment valuation at a given reporting period. The General Partner considers the illiquid nature of the investment and may apply an illiquidity discount to such current value. This illiquidity discount initially correlates to the General Partner discount to value on the date the investment is made. Subsequently, the General Partner will review factors including changes in expected hold period, leasing activity at the property, transparency on the timing of the investment’s expected liquidation and other market conditions that could influence this illiquidity discount.

The significant inputs into expected future cash flows depend upon the category and nature of the investments and the underlying assets. The discount rates applied are estimates of market rates based on the nature, location, risk and leverage inherent in the investments and the underlying assets. In addition, the General Partner considers security features, contractual rights or guarantees, sale agreements and return provisions.

Investment valuations are reviewed and approved on a quarterly basis by the Partnership’s valuation committee, inclusive of an analysis of any changes to valuations, assumptions and methodologies.

The investments in real estate ventures were initially recorded at cost and have been adjusted to estimated fair value based on the Partnership’s aforementioned accounting policy. Changes in value of the investments in real estate ventures are reported on the consolidated statement of operations as net unrealized gain or loss on investments in real estate ventures.

Recent Accounting Pronouncements. In June 2013, the FASB issued ASU 2013-08, Financial Services - Investment Companies (Topic 946): Amendments to the Scope, Measurement, and Disclosure Requirements (“ASU 2013-08”). ASU 2013-08 amends the criteria that define an investment company, clarifies the measurement guidance and requires certain additional disclosures, including (i) the type and amount of financial support provided to investee companies, including situations in which the Partnership assisted an investee in obtaining financial support, (ii) the primary reasons for providing the financial support, (iii) the type and amount of financial support the Partnership is contractually required to provide to an investee, but has not yet provided, and (iv) the primary reasons for the contractual requirement to provide the financial support. The Partnership has adopted all provisions of this guidance in its consolidated financial statements.

Note 3. Investment Valuation

The following is a summary of the valuation level inputs used at September 30, 2015 (unaudited) and December 31, 2014 in valuing the Partnership’s investments carried at fair value:

	(Unaudited)
	Period Ended	Year Ended
	September 30, 2015	December 31, 2014
Valuation Level Inputs
Level 1 - Quoted Prices	$—	$—
Level 2- Other Significant Observable Inputs	—	—
Level 3 - Significant Unobservable Inputs	245,580,000	237,740,000
Total	$245,580,000	$237,740,000

Following is a reconciliation of investments in which significant unobservable inputs (Level 3) were used in determining fair value at September 30, 2015 (unaudited) and December 31, 2014:

Real Estate Ventures
Balance as of January 1, 2014	$193,930,000
Purchases	—
Sales/ refinancing proceeds	(28,301,207)
Transfers into and/or out from level 3	—
Realized gain	—
Net change in unrealized gain	72,111,207
Balance as of December 31, 2014	$237,740,000

Purchases	—
Sales/ refinancing proceeds	—
Transfers into and/or out from level 3	—
Realized gain	—
Net change in unrealized gain	7,840,000
Balance as of September 30, 2015	$245,580,000

The amount of unrealized gain included above, which relates to investments still held at September 30, 2015(unaudited) and December 31, 2014 is $7,840,000 and $72,111,207, respectively.

The following table shows quantitative information about unobservable inputs related to the Level 3 fair value measurements used during the year ended September 30, 2015 (unaudited).

Asset Class	Fair Value	Valuation Techniques	Unobservable Inputs	Range
Retail	$245,580,000	Offer Price	N/A	N/A

Total	$245,580,000

The following table shows quantitative information about unobservable inputs related to the Level 3 fair value measurements used during the year ended December 31, 2014.

Asset Class	Fair Value	Valuation Techniques	Unobservable Inputs	Range
Retail	$237,740,000	Discounted Cash Flows	Discount Rate	7.8 -10.0%
			Terminal Capitalization Rate	5.3% - 7.5%
			DCF Term	96 months
			Revenue Growth Rate	3.0%
			Illiquidity Discount Rate	0.0%

		Income Capitalization	Capitalization Rate	4.5% - 7.5%
			Revenue Growth Rate	3.0%
			Illiquidity Discount Rate	0.0%
Total	$237,740,000

Note 4. Investment Funding and Other Commitments

During the period and year ended September 30, 2015 (unaudited) and December 31, 2014, the Partnership did not make any contributions to its investments in existing real estate ventures and has no unfunded obligations to its investments in existing real estate ventures.

Note 5. Related Party Transactions

Class B partners pay an asset management fee quarterly, in advance, to the asset manager, an affiliate of the General Partner, at a rate equal to 0.875% or as subject to the side letter arrangements of the Net Adjusted Capital Contributions of each Limited Partner less the portion of such Capital Contributions in respect of Partnership Expenses other than Investment Expenses; provided that any management fees paid by the Partnership to the asset manager with respect to the Capital Contributions of any Limited Partner that are subject to other affiliated agreements shall reduce dollar-for-dollar the management fees payable to the asset manager for any limited partner subject to such affiliated agreement.

(Unaudited). Asset management fees paid by and carried interest allocated from the Class A partners, including the asset management fee reimbursement of $189,456, disclosed on the Statement of Operations as of September 30, 2015, are governed by the partnership agreement of Madison International Real Estate Liquidity Fund IV, LP (“Fund IV LPA”).

Management fees paid by and carried interest allocated from the Class A partners are governed by the partnership agreement of Madison International Real Estate Liquidity Fund IV, LP.

(Unaudited). In accordance with the Fund IV LPA, the General Partner and its affiliate have elected to waive certain future Class A management fees in lieu of making capital contributions. Through September 30, 2015, the General Partner has allocated $1,115,118 of capital contributions as waived future Class A management fees, of which $938,155 has been satisfied. The Combined Statement of Changes in Capital reflects the amount of waived management fees allocable to Class A limited partners as a reallocation of capital between Class A limited partners and the General Partner.

Note 6. Financial Highlights

The Partnership is required to disclose financial highlights for limited partners in accordance with the provisions of the ASC 946. These financial highlights consist of net investment income, expense and carried interest allocation ratios for the period and year ended September 30, 2015 (unaudited) and December 31, 2014 and the internal rate of return since inception (“IRR”) of the limited partners, net of all expenses, through December 31, 2014 and September 30, 2015 (unaudited) and through December 31, 2013 and December 31, 2014.

The IRR was computed based on the monthly cash inflows (capital contributions), outflows (distributions) and the ending limited partners’ capital at the end of the year (residual value) as of the measurement date.

The following summarizes the limited partners’ financial highlights:

Ratios and Supplemental Data

	Unaudited	Unaudited
	Period Ended	Period Ended
	September 30, 2015	September 30, 2015
	Class A Partners	Class B Partners
Net investment income	2.65%	2.58%
Expenses	0.37%	0.66%
Carried interest allocation	N/A	0.40%
Expenses and carried interest allocation	0.37%	1.06%
Cumulative internal rate of return from inception through December 31, 2014	21.30%	23.01%
Cumulative internal rate of return from inception through September 30, 2015	19.09%	20.56%

Ratios and Supplemental Data

	Year Ended	Year Ended
	December 31, 2014	December 31, 2014
	Class A Partners	Class B Partners
Net investment income	1.18%	2.01%
Expenses	1.38%	0.75%
Carried interest allocation	N/A	2.97%
Expenses and carried interest allocation	1.38%	3.72%
Cumulative internal rate of return from inception through December 31, 2013	16.10%	17.87%
Cumulative internal rate of return from inception through December 31, 2014	21.30%	23.01%

The net investment income, expense and carried interest allocation ratios are computed as a percentage of average limited partners’ capital and have been annualized for the period ended September 30, 2015 (unaudited).

The IRR was computed based on the monthly cash inflows (capital contributions), outflows (distributions)
and the ending limited partners’ capital at the end of the year (residual value) as of the measurement date.

Note 7. Subsequent Events

(Unaudited). Subsequent to September 30, 2015 and through December 11, 2015, the date through which management evaluated subsequent events and on which the consolidated financial statements were available for issuance, closing documents for the sale of the investment were executed. The Partnership received limited partner consent and approval in August 2015 to amend the Partnership Agreement and liquidate the investment to a Madison affiliate, subject to achieving a price threshold. The Partnership closed the transaction with an affiliated entity on December 8, 2015 and made distributions to partners of $235,076,963 on December 10, 2015.

Subsequent to December 31, 2014 and through March 13, 2015, the date through which management evaluated subsequent events and on which the consolidated financial statements were available for issuance, the Partnership distributed $1,400,000 to Class A Partners and General Partner and $518,415 to Class B Partners in February 2015, primarily from operating proceeds received from the underlying investment.

Independent Auditor's Report

To the Board of Directors and Stockholders of
Jones Lang LaSalle Income Property Trust, Inc.

Report on the Statement of Revenues and Certain Expenses

We have audited the accompanying statement of revenues and certain expenses of DFW Distribution Center for the year ended December 31, 2014 and the related notes (the "financial statement").

Management's Responsibility for the Financial Statement

Management is responsible for the preparation and fair presentation of the financial statement in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of the financial statement that is free from material misstatement, whether due to fraud or error.

Auditor's Responsibility

Our responsibility is to express an opinion on the financial statement based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statement. The procedures selected depend on the auditor's judgment, including the assessment of the risks of material misstatement of the financial statement, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity's preparation and fair presentation of the financial statement in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity's internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statement.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statement referred to above presents fairly, in all material respects, the revenues and certain expenses described in Note 2 of DFW Distribution Center for the year ended December 31, 2014 in accordance with accounting principles generally accepted in the United States of America.

Basis of Accounting

As discussed in Note 2, the accompanying financial statement was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and is not intended to be a complete presentation of DFW Distribution Center's revenues and expenses. Our opinion is not modified with respect to this matter.

/s/ McGladrey LLP

Chicago, Illinois
May 20, 2015

DFW DISTRIBUTION CENTER
STATEMENTS OF REVENUES AND CERTAIN EXPENSES

(dollars in thousands)	Three Months Ended March 31, 2015 (unaudited)	Year Ended December 31, 2014

Revenues:
Minimum Rents	$589	$2,003
Tenant recoveries and other revenue	265	815

Total revenues	854	2,818

Certain Expenses:
Real estate taxes	178	543
Property operating	139	532
Management fees	20	70

Total certain expenses	337	1,145

Revenues in excess of certain expenses	$517	$1,673

See accompanying notes to the statements of revenues and certain expenses.

DFW DISTRIBUTION CENTER
NOTES TO THE STATEMENTS OF REVENUES AND CERTAIN EXPENSES FOR THE THREE MONTHS ENDED MARCH 31, 2015 (UNAUDITED) AND FOR THE YEAR ENDED DECEMBER 31, 2014

1. Organization

On April 15, 2015, Jones Lang LaSalle Income Property Trust, Inc. (the “Company”) acquired LIPT Corporate Drive, LLC, (“DFW Distribution Center” or the “Property”) a two-building, 643,000 square foot (unaudited) industrial portfolio located in Grapevine, Texas. Aggregate purchase price for the Property was approximately $44.3 million, exclusive of due diligence expenses and other closing costs. The Company funded the acquisition using proceeds from its continuous public offering.

2. Basis of Presentation

The accompanying statements of revenues and certain expenses have been prepared for the purpose of complying with Rule 3-14 of Regulation S-X promulgated by the Securities and Exchange Commission and are not intended to be a complete presentation of the actual operations for DFW Distribution Center for the period presented. The statements exclude certain expenses such as interest, depreciation and amortization, professional fees, and other costs not directly related to the future operations of the Property that may not be comparable to the expenses expected to be incurred in future operations. Management is not aware of any material factors relating to these properties which would cause the reported financial information not to be necessarily indicative of future operating results.

The unaudited statement of revenues and certain expenses for the period from January 1, 2015 through March 31, 2015 contains, in the opinion of management, all adjustments necessary for a fair presentation of the interim statement. All such adjustments are of a normal and recurring nature. The results of operations for the interim period are not necessarily indicative of the results to be expected for a full year of operations of the Property.

3. Summary of Significant Accounting Policies

Revenue and Expense Recognition

Rental revenue is recorded when due from the tenant based upon the lease terms and is recognized on a straight-line basis over the term of the leases. Tenant recoveries include payments from tenants for taxes and other property operating expenses and are recognized as revenue in the same period the related expenses are incurred.

Property operating expenses represent the direct expenses of operating DFW Distribution Center and include repairs and maintenance, insurance, and other property expenses that are expected to continue in the ongoing operation of the Property. Management fees ranging from 2.5 percent to 3.5 percent of rental revenue are paid to a third party manager. Expenditures for maintenance and repairs are charged to operations as incurred.

Use of Estimates

The preparation of the statements of revenues and certain expenses in conformity with U.S. generally accepted accounting principles requires the Company to make estimates and assumptions that affect the reported amounts of revenues and certain expenses during the periods presented. Actual results could differ from these estimates.

4. Future Rental Revenues

Future minimum rental revenues, excluding tenant reimbursement of expenses, under non-cancelable operating leases in effect as of December 31, 2014, are as follows:

(dollars in thousands)	Amount
2015	$2,166
2016	2,268
2017	2,234
2018	1,468
2019	1,274
Thereafter	381
Total	$9,791

Tenant reimbursements of operating expenses are included in tenant recoveries and other revenue in the accompanying financial statement of revenues and certain expenses.

As of December 31, 2014, the DFW Distribution Center was 91 percent leased. The following table exhibits those tenants who accounted for greater than 10% of rental revenues for the year ended December 31, 2014, or those tenants who account for greater than 10% of future minimum rental revenues:

Tenant	Industry	Lease Commencement	Lease Expiration	% of 2014 Minimum Rents	% of Future Minimum Rents
Kay Chemical Company	Cleaning Products	June 2005	June 2018	40.5%	27.3%
Fleetpride Corporation	Automotive Parts	November 1997	December 2019	35.7%	35.9%
Harland Clarke Corporation	Professional Services	April 1997	May 2020	21.5%	23.4%

The leases above contain lease renewal options for various periods under varying terms that may be different from the existing lease terms.

5. Commitments and Contingencies

Commitments and contingencies include the usual obligations of a real estate property in the normal course of business. In management’s opinion, these matters are not expected to have a material adverse effect on DFW Distribution Center’s future operating results.

6. Subsequent Events

Management has evaluated the events and transactions that have occurred through May 20, 2015, the date which the statements of revenue and certain expenses were available to be issued.

Independent Auditor's Report

To the Board of Directors and Stockholders of
Jones Lang LaSalle Income Property Trust, Inc.

Report on the Financial Statement

We have audited the accompanying statement of revenues and certain expenses of Townlake of Coppell for the year ended December 31, 2014 and the related notes (the Financial Statement).

Management's Responsibility for the Financial Statement

Management is responsible for the preparation and fair presentation of the Financial Statement in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of the financial statement that is free from material misstatement, whether due to fraud or error.

Auditor's Responsibility

Our responsibility is to express an opinion on the Financial Statement based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Financial Statement is free of material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the Financial Statement. The procedures selected depend on the auditor's judgment, including the assessment of the risks of material misstatement of the Financial Statement, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity's preparation and fair presentation of the Financial Statement in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity's internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the Financial Statement.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the Financial Statement referred to above presents fairly, in all material respects, the revenues and certain expenses described in Note 2 of Townlake of Coppell for the year ended December 31, 2014 in accordance with accounting principles generally accepted in the United States of America.

Basis of Accounting

As discussed in Note 2, the accompanying Financial Statement was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and is not intended to be a complete presentation of Townlake of Coppell's revenues and expenses. Our opinion is not modified with respect to this matter.

/s/ McGladrey LLP

Chicago, Illinois
July 24, 2015

TOWNLAKE OF COPPELL
STATEMENTS OF REVENUES AND CERTAIN EXPENSES

(dollars in thousands)	Three Months Ended March 31, 2015 (unaudited)	Year Ended December 31, 2014

Revenues:
Rental income	$1,174	$4,608
Other revenue	96	396

Total revenues	1,270	5,004

Certain Expenses:
Real estate taxes	186	682
Property operating	257	1,216
Management fees	44	175

Total certain expenses	487	2,073

Revenues in excess of certain expenses	$783	$2,931

See accompanying notes to the statements of revenues and certain expenses.

TOWNLAKE OF COPPELL
NOTES TO THE STATEMENTS OF REVENUES AND CERTAIN EXPENSES FOR THE THREE MONTHS ENDED MARCH 31, 2015 (UNAUDITED) AND FOR THE YEAR ENDED DECEMBER 31, 2014

1. Organization

On May 22, 2015, Jones Lang LaSalle Income Property Trust, Inc. (the “Company”) through LIPT North Moore Road, LLC, acquired a 90% interest in Coppell Properties, LLC (“Townlake of Coppell” or the “Property”), a 398 unit apartment community located in Coppell, Texas. Aggregate purchase price for the Property was approximately $48.0 million, exclusive of transfer taxes, due diligence expenses, and other closing costs. The Company funded the acquisition using proceeds from its continuous public offering and a five-year, $28.8 million mortgage loan that bears interest at a fixed rate of 3.25%.

2. Basis of Presentation

The accompanying statements of revenues and certain expenses have been prepared for the purpose of complying with Rule 3-14 of Regulation S-X promulgated by the Securities and Exchange Commission and are not intended to be a complete presentation of the actual operations for Townlake of Coppell for the period presented. The statements exclude certain expenses such as interest, depreciation and amortization, professional fees, and other costs not directly related to the future operations of the Property that may not be comparable to the expenses expected to be incurred in future operations. Management is not aware of any material factors relating to these properties which would cause the reported financial information not to be necessarily indicative of future operating results.

The unaudited statement of revenues and certain expenses for the period from January 1, 2015 through March 31, 2015 contains, in the opinion of management, all adjustments necessary for a fair presentation of the interim statement. All such adjustments are of a normal and recurring nature. The results of operations for the interim period are not necessarily indicative of the results to be expected for a full year of operations of the Property.

3. Summary of Significant Accounting Policies

Revenue and Expense Recognition

Rental income attributable to residential leases is recorded when due from residents, generally upon the first day of the month. Leases are generally for periods of one year or less, with rental payments due monthly. Other revenue includes amounts earned for miscellaneous tenant charges such as laundry charges, utility reimbursements, late fees, application fees, damages assessments, and parking fees, among others, and is recorded when earned.

Property operating expenses represent the direct expenses of operating Townlake of Coppell and include repairs and maintenance, insurance, and other property expenses that are expected to continue in the ongoing operation of the Property. Management fees equal to 3.5 percent of total revenue are paid to a third party manager. Expenditures for maintenance and repairs are charged to operations as incurred.

Use of Estimates

The preparation of the statements of revenues and certain expenses in conformity with U.S. generally accepted accounting principles requires the Company to make estimates and assumptions that affect the reported amounts of revenues and certain expenses during the periods presented. Actual results could differ from these estimates.

4. Commitments and Contingencies

Commitments and contingencies include the usual obligations of a real estate property in the normal course of business. In management’s opinion, these matters are not expected to have a material adverse effect on Townlake of Coppell’s future operating results.

5. Subsequent Events

Management has evaluated the events and transactions that have occurred through July 24, 2015, the date which the statements of revenue and certain expenses were available to be issued.

Independent Auditor’s Report

To the Member
Chancellory Distribution Center

We have audited the accompanying Statement of Revenues and Certain Expenses of the Chancellory Distribution Center (the Property) for the year ended September 30, 2014, and the related notes to the financial statement.

Management’s Responsibility for the Financial Statement

Management (including the Property’s Advisor) is responsible for the preparation and fair presentation of the financial statement in accordance with U.S. generally accepted accounting principles; this includes the design, implementation and maintenance of internal control relevant to the preparation and fair presentation of the financial statement that is free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on the financial statement based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statement. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statement, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statement in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statement.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the Statement of Revenues and Certain Expenses referred to above presents fairly, in all material respects, the revenues and certain expenses described in Note 1 to the financial statement, in conformity with U.S. generally accepted accounting principles.

Basis of Accounting

As described in Note 1, the Statement of Revenues and Certain Expenses has been prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission, and is not intended to be a complete presentation of the Chancellory Distribution Center’s revenues and expenses. Our opinion is not modified with respect to this matter.

/s/ Ernst & Young, LLP
Chicago, IL
September 21, 2015

CHANCELLORY DISTRIBUTION CENTER
STATEMENTS OF REVENUES AND CERTAIN EXPENSES
(dollars in thousands)

	Nine Months Ended June 30, 2015 (unaudited)	Year Ended September 30, 2014

Revenues:
Rents	$2,322	$3,006
Tenant recoveries and other revenue	1,024	1,350

Total revenues	3,346	4,356

Certain Expenses:
Real estate taxes	831	1,016
Property operating	447	615

Total certain expenses	1,278	1,631

Revenues in excess of certain expenses	$2,068	$2,726

See accompanying notes to the statements of revenues and certain expenses.

CHANCELLORY DISTRIBUTION CENTER
NOTES TO THE STATEMENTS OF REVENUES AND CERTAIN EXPENSES FOR THE NINE MONTHS ENDED JUNE 30, 2015 (UNAUDITED) AND FOR THE YEAR ENDED SEPTEMBER 30, 2014
(dollars in thousands)

1. Organization

Chancellory Business Park, LLC, (“Chancellory Distribution Center” or the “Property”) is a seven-building, 642,000 (unaudited) square foot industrial portfolio located in metro Chicago, Illinois. The property was organized under the laws of the state of Florida on October 22, 1999. The Property was organized for the exclusive purpose of acquiring and holding title to real property and collecting income thereon. The Property is leased to tenants under separate operating leases.

2. Basis of Presentation

The accompanying statements of revenues and certain expenses have been prepared for the purpose of complying with Rule 3-14 of Regulation S-X promulgated by the Securities and Exchange Commission and are not intended to be a complete presentation of the actual operations for Chancellory Distribution Center for the periods presented. The statements exclude certain expenses such as interest, depreciation and amortization, asset management fees and amortization of above/below market lease intangibles, and other costs not directly related to the future operations of the Property that may not be comparable to the expenses expected to be incurred in future operations.

The unaudited statement of revenues and certain expenses for the period from October 1, 2014 through June 30, 2015 contains, in the opinion of management, all adjustments necessary for a fair presentation of the interim statement. All such adjustments are of a normal and recurring nature. The results of operations for the interim period are not necessarily indicative of the results to be expected for a full year of operations of the Property.

3. Summary of Significant Accounting Policies

Revenue and Expense Recognition

Rental revenue is recognized on a monthly basis at the amounts due under the terms of the lease adjusted to reflect the straight line impact for specific increases in rental income during the term of the lease. Tenant recoveries include payments from the tenant for taxes and other property operating expenses and are recognized as revenue in the same period the related expenses are incurred.

Property operating expenses represent the direct expenses of operating Chancellory Distribution Center and include repairs and maintenance, insurance, and other property expenses that are expected to continue in the ongoing operation of the Property. The property manager is entitled to receive a monthly property management fee equal to 2.5% of the gross receipts, as defined in the property management agreement, derived from the Property. Expenditures for maintenance and repairs are charged to operations as incurred.

Use of Estimates

The preparation of the statements of revenues and certain expenses in conformity with U.S. generally accepted accounting principles requires the Property to make estimates and assumptions that affect the reported amounts of revenues and certain expenses during the periods presented. Actual results could differ from these estimates.

4. Future Rental Revenues

Future minimum rental revenues, excluding tenant reimbursement of expenses, under non-cancelable operating leases in effect as of September 30, 2014, are as follows:

Year ending September 30,
2015	$2,266
2016	1,653
2017	1,504
2018	1,447
2019	1,001
Thereafter	2,001
Total	$9,872

Tenant reimbursements of operating expenses are included in tenant recoveries and other revenue in the accompanying statements of revenues and certain expenses.

5. Tenant Concentrations

As of September 30, 2014, the Chancellory Distribution Center was 90% (unaudited) leased. The Company considers tenants that provide rental income in excess of 10% of the Company’s total rental income to be a major tenant. During the year ended September 30, 2014, four tenants, with aggregate rental income of approximately $1,969 were considered major tenants.

6. Subsequent Events

Management has evaluated the events and transactions that have occurred through September 21, 2015, the date which the statements of revenue and certain expenses were available to be issued.

Independent Auditor's Report

To the Board of Directors and Stockholders of
Jones Lang LaSalle Income Property Trust, Inc.

Report on the Financial Statement
We have audited the accompanying statement of revenues and certain expenses of Whitestone Market Shopping Center for the year ended December 31, 2014 and the related notes (the Financial Statement).

Management's Responsibility for the Financial Statement
Management is responsible for the preparation and fair presentation of the Financial Statement in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of the financial statement that is free from material misstatement, whether due to fraud or error.

Auditor's Responsibility
Our responsibility is to express an opinion on the Financial Statement based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Financial Statement is free of material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the Financial Statement. The procedures selected depend on the auditor's judgment, including the assessment of the risks of material misstatement of the Financial Statement, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity's preparation and fair presentation of the Financial Statement in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity's internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the Financial Statement.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion
In our opinion, the Financial Statement referred to above presents fairly, in all material respects, the revenues and certain expenses of Whitestone Market Shopping Center, as described in Note 2, for the year ended December 31, 2014 in accordance with accounting principles generally accepted in the United States of America.

Basis of Accounting
As discussed in Note 2, the accompanying Financial Statement was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and is not intended to be a complete presentation of Whitestone Market Shopping Center's revenues and expenses. Our opinion is not modified with respect to this matter.

/s/ McGladrey LLP

Chicago, Illinois
October 15, 2015

WHITESTONE MARKET SHOPPING CENTER
STATEMENTS OF REVENUES AND CERTAIN EXPENSES

(dollars in thousands)	Six Months Ended June 30, 2015 (unaudited)	Year Ended December 31, 2014

Revenues:
Minimum Rents	$1,343	$2,721
Tenant recoveries and other revenue	448	879

Total revenues	1,791	3,600

Certain Expenses:
Real estate taxes	303	577
Property operating	150	263
Management fees	39	87

Total certain expenses	492	927

Revenues in excess of certain expenses	$1,299	$2,673

See accompanying notes to the statements of revenues and certain expenses.

WHITESTONE MARKET SHOPPING CENTER
NOTES TO THE STATEMENTS OF REVENUES AND CERTAIN EXPENSES FOR THE SIX MONTHS ENDED JUNE 30, 2015 (UNAUDITED) AND FOR THE YEAR ENDED DECEMBER 31, 2014

1. Organization

On September 30, 2015, Jones Lang LaSalle Income Property Trust, Inc. (the “Company”) through LIPT Whitestone Boulevard, LLC, acquired Whitestone Market Shopping Center (the “Property”), a 145,000 square foot retail center located in Cedar Park, Texas. Aggregate purchase price for the Property was approximately $51.5 million, exclusive of transfer taxes, due diligence expenses, and other closing costs. The Company funded the acquisition using proceeds from its continuous public offering.

2. Basis of Presentation

The accompanying statements of revenues and certain expenses have been prepared for the purpose of complying with Rule 3-14 of Regulation S-X promulgated by the Securities and Exchange Commission and are not intended to be a complete presentation of the actual operations for Whitestone Market Shopping Center for the period presented. The statements exclude certain expenses such as interest, depreciation and amortization, professional fees, and other costs not directly related to the future operations of the Property that may not be comparable to the expenses expected to be incurred in future operations. Management is not aware of any material factors relating to these properties which would cause the reported financial information not to be necessarily indicative of future operating results.

The unaudited statement of revenues and certain expenses for the period from January 1, 2015 through June 30, 2015 contains, in the opinion of management, all adjustments necessary for a fair presentation of the interim financial statement. All such adjustments are of a normal and recurring nature. The results of operations for the interim period are not necessarily indicative of the results to be expected for a full year of operations of the Property.

3. Summary of Significant Accounting Policies

Revenue and Expense Recognition

Rental revenue is recorded when due from the tenant based upon the lease terms and is recognized on a straight-line basis over the term of the lease. Tenant recoveries include payments from the tenant for taxes and other property operating expenses and are recognized as revenue in the same period the related expenses are incurred.

Certain Expenses represent the direct property expenses of operating Whitestone Market Shopping Center and include repairs and maintenance, insurance, and other property expenses that are expected to continue in the ongoing operation of the Property. Management fees of 2.5 percent of rental revenue are paid to a third party manager. Expenditures for maintenance and repairs are charged to operations as incurred.

Use of Estimates

The preparation of the statements of revenues and certain expenses in conformity with U.S. generally accepted accounting principles requires the Company to make estimates and assumptions that affect the reported amounts of revenues and certain expenses during the periods presented. Actual results could differ from these estimates.

4. Future Rental Revenues

Future minimum rental revenues, excluding tenant reimbursement of expenses, under non-cancelable operating leases in effect as of December 31, 2014, are as follows:

(dollars in thousands)	Amount
2015	$2,654
2016	2,639
2017	2,529
2018	2,388
2019	2,100
Thereafter	22,459
Total	$34,769

Tenant reimbursements of operating expenses are included in tenant recoveries and other revenue in the accompanying financial statement of revenues and certain expenses.

As of December 31, 2014, the Whitestone Market Shopping Center was 100% leased. The following table exhibits those tenants who accounted for greater than 10% of rental revenues for the year ended December 31, 2014, or those tenants who account for greater than 10% of future minimum rental revenues:

Tenant	Industry	Lease Commencement	Lease Expiration	% of 2014 Minimum Rents	% of Future Minimum Rents
HEB Grocery Company	Supermarket	August 2003	November 2032	62.8%	85.5%

The leases above contain lease renewal options for various periods under varying terms that may be different from the existing lease terms.

5. Commitments and Contingencies

Commitments and contingencies include the usual obligations of a real estate property in the normal course of business. In management’s opinion, these matters are not expected to have a material adverse effect on Whitestone Market Shopping Center’s future operating results.

6. Subsequent Events

Management has evaluated the events and transactions that have occurred through October 15, 2015 the date which the statements of revenue and certain expenses were available to be issued.

Jones Lang LaSalle Income Property Trust, Inc.
Summary of Unaudited Pro Forma Financial Statements

The unaudited pro forma financial information should be read in conjunction with the financial statements and notes of the Company included in its annual report filed on Form 10-K for the year ended December 31, 2014, (filed March 5, 2015) and in its quarterly report filed on Form 10-Q for the quarterly period ended September 30, 2015 (filed November 6, 2015).
The unaudited pro forma financial information is presented in accordance with Article 11 of Regulation S-X promulgated by the SEC to give effect to the purchase of Maui Mall for approximately $91.1 million.
Additionally, included in the unaudited pro forma financial information are the following consummated or pending acquisitions and dispositions:

•
On January 17, 2014, the Company acquired Oak Grove Plaza, a 120,000 square foot retail property located in Sachse, Texas for approximately $22.5 million. The acquisition was financed with a ten-year mortgage loan that bears interest at a fixed-rate of 4.17%, in the amount of approximately $10.6 million, and cash on hand.

•
On January 22, 2014, the Company acquired Grand Prairie Distribution Center, a 277,000 square foot industrial property located in Grand Prairie, Texas for approximately $17.2 million. On April 28, 2014, we entered into a five-year mortgage loan that bears interest at a fixed-rate of 3.58%, in the amount of $8.6 million. The property commenced operations on January 17, 2014 and was 100% occupied on that date.

•	On January 28, 2014, the Company acquired South Beach Parking Garage, a 340 stall, multi-level parking facility located on South Beach in Miami, Florida for approximately $22.1 million.

•
On June 16, 2014, the Company acquired Rancho Temecula Town Center, a 165,000 square foot retail property located in Temecula, California for approximately $60.0 million. The acquisition was financed with a 12-year mortgage loan that bears interest at a fixed-rate of 4.02%, in the amount of $28.0 million, and cash on hand.

•
On June 27, 2014, the Company acquired Charlotte Distribution Center, a 347,000 square foot, single-tenant, industrial property located in Charlotte, North Carolina for approximately $25.6 million. The property commenced operations on October 8, 2013 and was 100% occupied on that date. On August 21, 2014, we entered into 10-year mortgage loan that bears interest at a fixed-rate of 3.66%, in the amount of approximately $10.2 million.

•
On August 8, 2014, the Company sold Stirling Slidell Shopping Centre, a 139,000 square foot retail property located in Slidell, Louisiana for approximately $14.6 million. In conjunction with the sale, we paid off the mortgage loan for approximately $12.0 million.

•
On September 30, 2014, the Company transferred 4 Research Park Drive, a 60,000 square foot office building located in St. Charles, Missouri, to the lender. The Company was relieved of a $6.0 million mortgage debt obligation as part of the transfer.

•
On December 23, 2014, the Company acquired a condominium interest in Chicago Parking Garage, a 366 stall, multi-level parking facility located in the River North area of downtown Chicago, Illinois for approximately $16.9 million.

•
On January 27, 2015, the Company sold Cabana Beach San Marcos, Cabana Beach Gainesville, Campus Lodge Athens and Campus Lodge Columbia for approximately $123.8 million. In connection with the disposition, the mortgage loans associated with the four properties totaling approximately $71.0 million were repaid.

•
On April 15, 2015, the Company acquired DFW Distribution Center, a two building, 643,000 square foot industrial property located in Grapevine, Texas, for approximately $44.3 million. The acquisition was financed with a ten-year mortgage loan that bears interest at a fixed-rate of 3.23%, in the amount of $17.7 million, and cash on hand. The property is 100% leased to nine tenants.

•
On May 15, 2015, the Company acquired Skokie Commons, a newly constructed 93,000 square foot grocery-anchored retail property located in Skokie, Illinois, for approximately $43.8 million. The acquisition was financed with a ten-year mortgage loan that bears interest at a fixed-rate of 3.31%, in the amount of $24.4 million, and cash on hand. On December 18, 2015, the Company acquired an additional parcel of land containing a ground lease. The land was acquired for $4.75 million and was funded with cash on hand.

•
On May 22, 2015, the Company acquired a 90% interest in Townlake of Coppell, a 398 unit garden style apartment property located in Coppell, Texas, for approximately $43.2 million. The acquisition was financed with a five-year mortgage loan that bears interest at a fixed-rate of 3.25%, in the amount of $28.8 million, and cash on hand.

•
On July 30, 2015, the Company acquired AQ Rittenhouse, a newly constructed Class A apartment property located near Rittenhouse Square in Philadelphia, Pennsylvania, for approximately $51.0 million. The 110 unit, 12 story apartment building, complemented by 13,000 square feet of fully leased ground floor commercial space was funded with cash on hand.

•
On September 30, 2015, the Company acquired O'Hare Industrial Portfolio, a seven property, 642,000 square foot, 92% occupied industrial portfolio for approximately $71.4 million. O'Hare Industrial Portfolio is located near O'Hare Airport just outside Chicago, Illinois and was funded with cash on hand.

•
On September 30, 2015, the Company acquired Whitestone Market, a 145,000 square foot, 100% leased, grocery anchored retail center for approximately $51.5 million. Whitestone Market, located in Austin, Texas, is anchored by HEB and was funded with cash on hand. On November 23, 2015, we entered into 10-year mortgage loan that bears interest at a fixed-rate of 3.58%, in the amount of approximately $25.8 million.

•
On December 8, 2015, a wholly-owned subsidiary of the Company acquired an approximate 28% interest in a newly formed fund, Madison NYC Core Retail Partners, L.P. (the “ Retail Fund”), which acquired an approximate 49% interest in entities (the “Underlying Ventures”) that own 15 retail properties located in the greater New York City area (the “NYC Retail Portfolio”), the result of which is that the Company owns an approximate 14% interest in the NYC Retail Portfolio. The purchase price for such portion is approximately $85.6 million including closing costs. The NYC Retail Portfolio contains approximately 2.7 million square feet across urban infill locations in Manhattan, Brooklyn, Queens, the Bronx, Staten Island and New Jersey.

•
On December 21, 2015, the Company acquired 140 Park Avenue, a newly constructed 100,000 square foot medical office building located in Florham Park, New Jersey, for approximately $45.6 million. The property is 100% leased for 15 years to Summit Medical Group. The acquisition was funded using cash on hand.

•
On November 9, 2015, the Company entered into an agreement to acquire The Dylan Point Loma, a 180-unit luxury apartment community located in the coastal town of Point Loma just north of San Diego, California. The property is currently under construction with closing estimated to occur in the second quarter of 2016. The purchase price is approximately $90 million and is subject to normal closing pro rations and adjustments.

The unaudited pro forma consolidated balance sheet as of September 30, 2015 gives effect to the transactions occurring after September 30, 2015 as if they had occurred on September 30, 2015.
The unaudited pro forma consolidated statements of operations for the nine months ended September 30, 2015 and for the year ended December 31, 2014 give effect to the transactions described above as if they had occurred on the latter of January 1, 2014 or the date the property commenced operations.
In the opinion of the Company's management, all adjustments necessary to reflect the effects of the transactions described above have been made. The unaudited pro forma financial information is presented for illustrative purposes only and is not necessarily indicative of what the Company's actual results of operations or financial condition would have been had the transactions occurred on the dates indicated, nor does it purport to represent the future results of operations or financial condition of the Company.

Jones Lang LaSalle Income Property Trust, Inc.
PRO FORMA CONSOLIDATED BALANCE SHEET
SEPTEMBER 30, 2015
(Unaudited)

$ in thousands, except per share amounts	Historical (a)	Maui Mall (b)	NYC Retail Portfolio (c)	The Dylan Point Loma (d)	Other Acquisitions and Pro Forma Adjustments (e)	Pro Forma
ASSETS
Investments in real estate:
Land	$204,232	$44,257	$—	$16,500	$7,291	$272,280
Buildings and equipment	819,890	39,010	—	73,500	28,153	960,553
Less accumulated depreciation	(72,495)	—	—	—	—	(72,495)
Net property and equipment	951,627	83,267	—	90,000	35,444	1,160,338
Investment in unconsolidated real estate affiliate	17,805	—	84,800	—	—	102,605
Net investments in real estate	969,432	83,267	84,800	90,000	35,444	1,262,943
Cash and cash equivalents	103,393	(91,000)	(84,800)	(90,000)	169,150	6,743
Restricted cash	1,877	—	—	—	—	1,877
Tenant accounts receivable, net	3,051	—	—	—	—	3,051
Deferred expenses, net	11,720	—	—	—	—	11,720
Acquired intangible assets, net	68,925	10,095	—	—	15,435	94,455
Deferred rent receivable, net	8,568	—	—	—	—	8,568
Prepaid expenses and other assets	5,033	—	—	—	(750)	4,283
TOTAL ASSETS	$1,171,999	$2,362	$—	$—	$219,279	$1,393,640
LIABILITIES AND EQUITY
Mortgage notes and other debt payable, net	$433,538	$—	$—	$—	$94,750	$528,288
Accounts payable and other accrued expenses	18,747	—	—	—	—	18,747
Distributions payable	7,641	—	—	—	—	7,641
Accrued interest	1,531	—	—	—	—	1,531
Accrued real estate taxes	5,124	—	—	—	—	5,124
Advisor fees payable	1,662	—	—	—	—	1,662
Acquired intangible liabilities, net	14,611	2,362	—	—	529	17,502
TOTAL LIABILITIES	482,854	2,362	—	—	95,279	580,495
Commitments and contingencies	—	—	—	—	—	—
Equity:
Class A common stock: $0.01 par value; 200,000,000 shares authorized; 29,438,803 shares issued and outstanding at September 30, 2015	294	—	—	—	78	372
Class M common stock: $0.01 par value; 200,000,000 shares authorized; 26,472,468 shares issued and outstanding at September 30, 2015	265	—	—	—	21	286
Class A-I common stock: $0.01 par value; 200,000,000 shares authorized; 5,457,911 shares issued and outstanding at September 30, 2015	55	—	—	—	7	62
Class M-I common stock: $0.01 par value; 200,000,000 shares authorized; 2,922,875 issued and outstanding at September 30, 2015	29	—	—	—	4	33
Class D common stock: $0.01 par value; 200,000,000 shares authorized; 7,705,558 issued and outstanding at September 30, 2015	77	—	—	—	1	78
Additional paid-in capital (net of offering costs of $23,453 as of September 30, 2015)	938,946	—	—	—	123,889	1,062,835
Accumulated other comprehensive loss	(2,085)	—	—	—	—	(2,085)
Distributions to stockholders	(142,656)	—	—	—	—	(142,656)
Accumulated deficit	(115,874)	—	—	—	—	(115,874)
Total Jones Lang LaSalle Income Property Trust, Inc. stockholders’ equity	679,051	—	—	—	124,000	803,051
Noncontrolling interests	10,094	—	—	—	—	10,094
Total equity	689,145	—	—	—	124,000	813,145
TOTAL LIABILITIES AND EQUITY	$1,171,999	$2,362	$—	$—	$219,279	$1,393,640

Jones Lang LaSalle Income Property Trust, Inc.
NOTES TO PRO FORMA CONSOLIDATED BALANCE SHEET
SEPTEMBER 30, 2015
(Unaudited)

NOTE 1 PRO FORMA BASIS OF PRESENTATION
The unaudited pro forma consolidated balance sheet of the Company is presented as if the Maui Mall, NYC Retail Portfolio and The Dylan Point Loma acquisitions had occurred on September 30, 2015. The following pro forma adjustments are included in the consolidated balance sheet:

a.	Reflects the September 30, 2015 historical consolidated balance sheet of the Company as reported in the Form 10-Q (filed November 6, 2015).

b.
Represents adjustments to reflect the acquisition of Maui Mall for approximately $91.1 million, which occurred on December 22, 2015, as if the acquisition had occurred on September 30, 2015. Allocation of purchase price is preliminary and subject to change.

c.
Represents adjustments to reflect the acquisition of NYC Retail Portfolio for approximately $84.8 million, which occurred on December 8, 2015, as if the acquisition had occurred on September 30, 2015. The Company has elected the fair value option to account for its investment in the NYC Retail Portfolio. Acquisition cost is preliminary and subject to final closing costs and prorations. The amount recorded on the balance sheet for this investment will change based on the changes in fair value of the investment.

d.
Represents adjustments to reflect the acquisition of The Dylan Point Loma for approximately $90 million, which is expected to occur in the second quarter of 2016, as if the acquisition had occurred on September 30, 2015. Allocation of purchase price is preliminary and subject to change.

e.	Other acquisitions and proforma adjustments includes the following:

◦
A new ten-year mortgage loan that bears interest at a fixed-rate of 3.58%, in the amount of approximately $25.8 million obtained on Whitestone Market on November 23, 2015 but is reported as if it had occurred on September 30, 2015.

◦
Represents adjustments to reflect the acquisition of a parcel of land at Skokie Commons for approximately $4.75 million, which occurred on December 18, 2015, as if the acquisition had occurred on September 30, 2015.

◦
Represents adjustments to reflect the acquisition of 140 Park Avenue for approximately $45.6 million, which occurred on December 21, 2015, as if the acquisition had occurred on September 30, 2015. Allocation of purchase price is preliminary and subject to change.

◦
Proceeds from the sale of common stock from October 1, 2015 through December 31, 2015 in the amount of approximately $124 million from our ongoing public offering used to fund the acquisitions described above.

◦	Proceeds representing a $40 million draw on our line of credit to facilitate the acquisition of The Dylan Point Loma.

Jones Lang LaSalle Income Property Trust, Inc.
PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2015
(Unaudited)

$ in thousands, except per share amounts	Historical (a)	Maui Mall (b)	NYC Retail Portfolio (c)	Other Acquisitions and Pro Forma Adjustments (d)	Dispositions (e)	Pro Forma
Revenues:
Minimum rents	$54,364	$2,447	$—	$7,429	$(1,270)	$62,970
Tenant recoveries and other rental income	12,110	1,865	—	2,292	(53)	16,214
Total revenues	66,474	4,312	—	9,721	(1,323)	79,184
Operating expenses:
Real estate taxes	8,415	290	—	1,957	(152)	10,510
Property operating	14,356	1,236	—	1,354	(932)	16,014
Provision for doubtful accounts	341	—	—	—	(15)	326
Advisor fees	6,545	—	—	93	—	6,638
Company level expenses	1,610	—	—	—	—	1,610
General and administrative	516	—	—	—	(49)	467
Acquisition expenses	1,120	—	—	(1,120)	—	—
Depreciation and amortization	24,007	1,626	—	4,498	—	30,131
Total operating expenses	56,910	3,152	—	6,782	(1,148)	65,696
Operating income	9,564	1,160	—	2,939	(175)	13,488
Other income and (expenses):
Interest expense	(13,154)	—	—	(2,641)	159	(15,636)
Equity in income of unconsolidated affiliate	651	—	—	—	—	651
Gain on disposition of property and extinguishment of debt	29,009	—	—	—	(29,009)	—
Total other income and (expenses)	16,506	—	—	(2,641)	(28,850)	(14,985)
Net (loss) income	26,070	1,160	—	298	(29,025)	(1,497)
Less: Net loss (income) attributable to the noncontrolling interests	(6,199)	—	—	—	6,414	215
Net (loss) income attributable to Jones Lang LaSalle Income Property Trust, Inc.	$19,871	$1,160	$—	$298	$(22,611)	$(1,282)
Net (loss) income attributable to Jones Lang LaSalle Income Property Trust, Inc. per share-basic and diluted	$0.36					$(0.02)
Weighted average common stock outstanding-basic and diluted	55,849,531					82,237,121	(f)

Jones Lang LaSalle Income Property Trust, Inc.
NOTES TO PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2015
(Unaudited)

NOTE 1 PRO FORMA BASIS OF PRESENTATION
This unaudited pro forma consolidated statement of operations of the Company is presented as if the Maui Mall and NYC Retail Portfolio acquisitions, the 2015 acquisitions and the 2015 dispositions identified below had all occurred on January 1, 2014 or the date operations commenced at the property. The following pro forma adjustments are included in the unaudited proforma consolidated statement of operations:

a.	Reflects the historical consolidated statement of operations of the Company as reported in the Form 10-Q for the nine months ended September 30, 2015 (filed November 6, 2015).

b.	Represents adjustments to reflect the Maui Mall acquisition as if the purchase had occurred on January 1, 2014.

c.
The Company has elected the fair value option to account for its investment in the NYC Retail Portfolio. The amount recorded on the statement of operations for this investment will result from dividend income received and changes in the fair value of the investment. The historic dividend income and unrealized gains may not be representative of the future results of the investment and accordingly have been excluded from this pro forma presentation.

d.	Reflects the historic operations for the following completed acquisitions and other proforma adjustments:

◦	DFW Distribution Center as if it occurred on January 1, 2014,

◦	Townlake of Coppell as if it occurred on January 1, 2014,

◦	O'Hare Industrial Portfolio as if it occurred on January 1, 2014,

◦	Whitestone Market as if it occurred on January 1, 2014, and

◦	Adjustment to remove acquisition expenses related to the acquisitions completed during 2015.

◦
A new ten-year mortgage loan that bears interest at a fixed-rate of 3.58%, in the amount of $24.75 million mortgage loan payable obtained on Whitestone Market on November 23, 2015 but is reported as if it had occurred on January 1, 2014.

e.	Represents adjustments to reflect the disposition of Cabana Beach San Marcos, Cabana Beach Gainesville, Campus Lodge Athens, and Campus Lodge Columbia to remove the results of sold properties.

f.	Weighted average share calculation includes the addition of shares issued from October 1, 2015 through December 31, 2015 as if those shares were outstanding on January 1, 2014.

Jones Lang LaSalle Income Property Trust, Inc.
PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2014
(Unaudited)

$ in thousands, except per share amounts	Historical (a)	Maui Mall (b)	NYC Retail Portfolio (c)	Other Acquisitions and Pro Forma Adjustments (d)	Dispositions (e)	Pro Forma
Revenues:
Minimum rents	$81,495	$3,169	$—	$16,088	$(19,015)	$81,737
Tenant recoveries and other rental income	16,707	2,293	—	4,218	(1,538)	21,680
Total revenues	98,202	5,462	—	20,306	(20,553)	103,417
Operating Expenses:
Real estate taxes	11,924	341	—	3,088	(1,816)	13,537
Property operating	25,329	1,413	—	3,263	(8,728)	21,277
Provision for doubtful accounts	365	—	—	—	(214)	151
Advisor fees	6,181	—	—	—	—	6,181
Company level expenses	2,361	—	—	—	(3)	2,358
General and administrative	831	—	—	(103)	(241)	487
Acquisition related expenses	545	—	—	(545)	—	—
Depreciation and amortization	27,854	2,169	—	11,363	(3,302)	38,084
Total operating expenses	75,390	3,923	—	17,066	(14,304)	82,075
Operating income (loss)	22,812	1,539	—	3,240	(6,249)	21,342
Other (expenses) and income:
Interest expense	(18,394)	—	—	(4,305)	2,971	(19,728)
Gain (loss) on disposition of property and extinguishment of debt	589	—	—	—	(589)	—
Total other (expenses) and income	(17,805)	—	—	(4,305)	2,382	(19,728)
Income (loss) from continuing operations	5,007	1,539	—	(1,065)	(3,867)	1,614
Income from discontinued operations	808	—	—	—	(808)	—
Total income from discontinued operations	808	—	—	—	(808)	—
Net income (loss)	5,815	1,539	—	(1,065)	(4,675)	1,614
Less: Net (income) loss attributable to the noncontrolling interests	(762)	—	—	—	664	(98)
Net income (loss) attributable to Jones Lang LaSalle Income Property Trust, Inc.	$5,053	$1,539	$—	$(1,065)	$(3,203)	$1,516
Net income from continuing operations attributable to Jones Lang LaSalle Income Property Trust, Inc. per share-basic and diluted	$0.09					$0.02
Weighted average common stock outstanding-basic and diluted	45,658,735					82,237,121	(f)

Jones Lang LaSalle Income Property Trust, Inc.
NOTES TO PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2014
(Unaudited)

NOTE 1 PRO FORMA BASIS OF PRESENTATION
The unaudited pro forma consolidated statements of operations of the Company are presented as if the Maui Mall and NYC Retail Portfolio acquisitions, the 2014 and 2015 acquisitions identified below, and the dispositions of Stirling Slidell Shopping Centre, 4 Research Park Drive, Cabana Beach San Marcos, Cabana Beach Gainesville, Campus Lodge Athens, and Campus Lodge Columbia had all occurred on the latter of January 1, 2014 or the date operations commenced at the property. The following pro forma adjustments are included in the unaudited proforma consolidated statements of operations:

a.	Reflects the historical consolidated statements of operations of the Company as reported in the Form 10-K for the year ended December 31, 2014 (filed March 5, 2015).

b.	Represents adjustments to reflect the Maui Mall acquisition as if the purchase had occurred on January 1, 2014.

c.
The Company has elected the fair value option to account for its investment in the NYC Retail Portfolio. The amount recorded on the statement of operations for this investment will result from dividend income received and changes in the fair value of the investment. The historic dividend income and unrealized gains may not be representative of the future results of the investment and accordingly have been excluded from this pro forma presentation.

d.	Reflects the historic operations for the following completed acquisitions and other proforma adjustments:

◦	Oak Grove Plaza acquisition as if it occurred on January 1, 2014,

◦	South Beach Parking Garage acquisition as if it occurred on January 1, 2014,

◦	Rancho Temecula Town Center acquisition as if it occurred on January 1, 2014,

◦	Charlotte Distribution Center acquisition as if it occurred on January 1, 2014,

◦	Chicago Parking Garage as if it occurred on January 1, 2014,

◦	DFW Distribution Center as if it occurred on January 1, 2014,

◦	Townlake of Coppell as if it occurred on January 1, 2014,

◦	O'Hare Industrial Portfolio as if it occurred on January 1, 2014,

◦	Whitestone Market as if it occurred on January 1, 2014,

◦	Adjustment to remove acquisition expenses related to the acquisitions completed during 2014, and

◦
A new ten-year mortgage loan that bears interest at a fixed-rate of 3.58%, in the amount of $24.75 million mortgage loan payable obtained on Whitestone Market on November 23, 2015 but is reported as if it had occurred on January 1, 2014.

e.
Represents adjustments to reflect the disposition of our interest in Stirling Slidell Shopping Centre, Cabana Beach San Marcos, Cabana Beach Gainesville, Campus Lodge Athens, Campus Lodge Columbia, the transfer of 4 Research Park Drive and operations from properties sold in 2013 classified as discontinued operations to remove the results of sold properties.

f.	Weighted average share calculation includes the addition of shares issued from October 1, 2015 through December 31, 2015 as if those shares were outstanding on January 1, 2014.